Registration No. 333-_________
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                            OSHKOSH TRUCK CORPORATION
               (Exact name of Company as specified in its charter)

            Wisconsin                                       39-0520270
  (State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                         Identification No.)

           2307 Oregon Street
              P.O. Box 2566
           Oshkosh, Wisconsin                                        54903
    (Address of principal executive offices)                       (Zip Code)

               Oshkosh Truck Corporation 1990 Incentive Stock Plan
                            (Full title of the plan)
                           ---------------------------

         Timothy M. Dempsey, Esq.                             Copy to:
    Executive Vice President, Secretary
            and General Counsel                        Michael W. Grebe, Esq.
         Oshkosh Truck Corporation                        Foley & Lardner
            2307 Oregon Street                       777 East Wisconsin Avenue
              P. O. Box 2566                         Milwaukee, Wisconsin 53202
         Oshkosh, Wisconsin 54903                          (414) 271-2400
              (902) 235-9151
   (Name, address and telephone number,
including area code, of agent for service)
                        ---------------------------------

                                   CALCULATION OF REGISTRATION FEE

--------------------------- --------------------- ---------------------- ----------------------- ---------------------
         Title of                  Amount           Proposed Maximum        Proposed Maximum
     Securities to be              to be             Offering Price        Aggregate Offering         Amount of
        Registered             Registered(1)            Per Share                Price             Registration Fee
--------------------------- --------------------- ---------------------- ----------------------- ---------------------
Common Stock,
$.01 par value                 900,000 shares           $53.435(2)           $48,091,500(2)           $4,424,42

Preferred Share
Purchase Rights                600,000 rights              (3)                    (3)                    (3)
--------------------------- --------------------- ---------------------- ----------------------- ---------------------
(1)    Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of additional shares of Common Stock (and related Preferred Share Purchase Rights)
       that may become issuable as a result of stock splits, stock dividends, or similar transactions pursuant to the anti-dilution provisions of the 1990 Incentive Stock Plan.

(2)    Estimated pursuant to Rule 457(c) under the Securities Act of 1933, solely for the purposes of calculating the registration fee based on the average of the high and low prices of Oshkosh Truck
       Corporation Common Stock on the Nasdaq National Market on March 1, 2002.

(3)    The value attributable to the Preferred Share Purchase Rights is reflected in the market price of the
       Common Stock to which the Rights are attached.

                              STATEMENT PURSUANT TO
                        GENERAL INSTRUCTION E TO FORM S-8

       The purpose of this Registration Statement is to register 900,000 additional shares of Common Stock, $.01 par value per share, and associated Preferred Share Purchase Rights, of Oshkosh Truck Corporation (the "Company") in connection with the Oshkosh Truck Corporation 1990 Incentive Stock Plan, as amended.

       Pursuant to General Instruction E of Form S-8, the contents of the Company's Registration Statements on Form S-8 (Reg. Nos. 333-81681, 33-62687 and 33-38822), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

       The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index.





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
                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oshkosh, State of Wisconsin, on this 7th day of March, 2002.

                                     OSHKOSH TRUCK CORPORATION



                                     By:   /s/Robert G. Bohn
                                           -------------------------------------
                                           Robert G. Bohn
                                           Chairman, President and
                                           Chief Executive Officer

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Robert G. Bohn, Charles L. Szews and Timothy M. Dempsey, and each of them individually, his or her attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Signature                           Title                     Date
        ---------                           -----                     ----

/s/ Robert G. Bohn                  Chairman, President,         March 7, 2002
--------------------------------    Chief Executive Officer
Robert G. Bohn                      and Director (Principal
                                    Executive Officer)

/s/ Charles L. Szews                Executive Vice President     March 7, 2002
--------------------------------    and Chief Financial Officer
Charles L. Szews                    (Principal Financial Officer)

/s/ Thomas J. Polnaszek             Vice President and           March 7, 2002
--------------------------------    Controller (Principal
Thomas J. Polnaszek                 Accounting Officer)


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
        Signature                           Title                     Date
        ---------                           -----                     ----

/s/ J. William Andersen             Director                     March 7, 2002
--------------------------------
J. William Andersen


/s/ Daniel T. Carroll               Director                     March 7, 2002
--------------------------------
Daniel T. Carroll


/s/ Richard M. Donnelly             Director                     March 7, 2002
--------------------------------
Richard M. Donnelly


/s/ Donald V. Fites                 Director                     March 7, 2002
--------------------------------
Donald V. Fites


/s/ General Frederick M. Franks     Director                     March 7, 2002
--------------------------------
General Frederick M. Franks, Jr.


/s/ Michael W. Grebe                Director                     March 7, 2002
--------------------------------
Michael W. Grebe


/s/ Kathleen J. Hempel              Director                     March 7, 2002
--------------------------------
Kathleen J. Hempel


/s/ J. Peter Mosling, Jr.           Director                     March 7, 2002
--------------------------------
J. Peter Mosling, Jr.


/s/ Stephen P. Mosling              Director                     March 7, 2002
--------------------------------
Stephen P. Mosling


/s/ Richard G. Sim                  Director                     March 7, 2002
--------------------------------
Richard G. Sim

                                  EXHIBIT INDEX


Exhibit No.                          Exhibit
-----------                          -------

  (4.1) Oshkosh Truck Corporation 1990 Incentive Stock Plan, as amended (incorporated by reference to Exhibit 10.1 to the Company's Annual Report on Form 10-K for the year ended September 30, 2001 (File No. 0-13886)).

  (4.2) Form of Oshkosh Truck Corporation 1990 Incentive Stock Plan, as amended, Nonqualified Stock Option Agreement (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-8 (Reg. No. 33-62687)).

  (4.3) Form of Oshkosh Truck Corporation 1990 Incentive Stock Plan, as amended, Nonqualified Director Stock Option Agreement (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-8 (Reg. No. 33-62687)).

  (4.4) Restated Articles of Incorporation of Oshkosh Truck Corporation (incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 (File No. 0-13866)).

  (4.5) Rights Agreement, dated as of February 1, 1999, between Oshkosh Truck Corporation and U.S. Bank National Association (as successor to Firstar Bank, N.A.) (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form 8-A, dated as of February 1, 1999 (File No. 0-13886)).

  (4.6) Indenture, dated February 26, 1998, among Oshkosh Truck Corporation, the Subsidiary Guarantors and U.S. Bank National Association (as successor to Firstar Bank, N.A.) (incorporated by reference to
            Exhibit 4.2 to the Company's Current Report on Form 8-K dated February 26, 1998 (File No. 0-13886)).

  (4.7) First Supplemental Indenture, dated September 21, 2000, among the Guaranteeing Subsidiaries, Oshkosh Truck Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (as successor to Firstar Bank, N.A.), as trustee under the Indenture (incorporated by reference to Exhibit 4.6 to the Company's Annual Report on Form 10-K for the year ended September 30, 2001 (File No. 0-13886)).


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Exhibit No.                          Exhibit
-----------                          -------

  (4.8) Second Supplemental Indenture, dated October 30, 2000, among Medtec Ambulance Corporation, Oshkosh Truck Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (as successor to Firstar Bank, N.A.), as trustee under the Indenture (incorporated by reference to Exhibit 4.7 to the Company's Annual Report on Form 10-K for the year ended September 30, 2001 (File No. 0-13886)).

  (4.9) Second Amended and Restated Credit Agreement, dated July 23, 2001, among Oshkosh Truck Corporation, Bank of America, N.A., as Agent and Swing Line Lender, Bank One, NA, as Syndication Agent, and the other financial institutions party thereto (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, dated July 25, 2001 (File No. 0-13886)).

  (5)       Opinion of Foley & Lardner.

  (23.1)    Consent of Arthur Andersen LLP

  (23.2)    Consent of Ernst & Young LLP.

  (23.3)    Consent of Foley & Lardner (contained in Exhibit (5) hereto).

  (24)      Powers of Attorney (contained on the signature page hereto).





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